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                                                                 EXHIBIT (A)(5)

                               OFFER TO PURCHASE
                    ALL OUTSTANDING SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                      OF

                            HI-LO AUTOMOTIVE, INC.
                                      BY

                          SHAMROCK ACQUISITION, INC.
                         A WHOLLY OWNED SUBSIDIARY OF

                           O'REILLY AUTOMOTIVE, INC.
                                      AT
                              $4.35 NET PER SHARE


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JANUARY 26, 1998, UNLESS THE OFFER IS EXTENDED.


To Our Clients:

  Enclosed for your consideration is an Offer to Purchase, dated December 24, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Shamrock Acquisition, Inc., a Delaware corporation (the "Purchaser"), which is a wholly owned subsidiary of O'Reilly Automotive, Inc., a Missouri corporation ("Parent"), to purchase for cash all outstanding shares of Common Stock, $.01 par value per share (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), of Hi-Lo Automotive, Inc., a Delaware corporation (the "Company"). We are the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USE TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Offer to Purchase.

  Accordingly, we request your instructions as to whether you wish to tender any of or all the Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The tender price is $4.35 per Share, net to the seller in cash, without interest thereon.

    2. The Offer is being made for all outstanding Shares.

    3. THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE OFFER AND THE MERGER, HAS DETERMINED THAT THE TERMS OF THE OFFER AND THE MERGER AND THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS, AND RECOMMENDS THAT STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES.

    4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, January 26, 1998, unless the Offer is extended by the Purchaser. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the Share Certificates or timely Book-Entry Confirmation of such Shares, if such procedure is available, into the Depositary's account at the Book-Entry Transfer Facilities pursuant to the procedures set forth in Section 3 of the Offer

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  to Purchase, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message and (iii) any other documents required by the Letter of Transmittal.

    5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares which, together with any Shares beneficially owned by Parent or Purchaser, represent at least a majority of the Shares outstanding on a fully diluted basis.

    6. The Offer is being made pursuant to an Agreement and Plan of Merger dated as of December 23, 1997 (the "Merger Agreement"), among Parent, the Purchaser and the Company. The Merger Agreement provides that the Purchaser will be merged (the "Merger") with and into the Company after the completion of the Offer and the satisfaction of certain conditions. As a result of the Merger, each Share (and Right) issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (other than Dissenting Shares (as defined in the Merger Agreement) and Shares (and Rights) then owned by the Company, Parent, the Purchaser, or any other direct or indirect subsidiary of Parent) will be converted into the right to receive the price paid in the Offer in cash, without interest.

    7. Any stock transfer taxes applicable to a sale of Shares to the Purchaser pursuant to the Offer will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  If you wish to have us tender any of or all your Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions to us should be forwarded in ample time to permit us to submit a tender on your behalf prior to the expiration of the offer.

  The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal. The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. If the securities laws of any jurisdiction require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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              INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                    ALL OUTSTANDING SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                      OF
                            HI-LO AUTOMOTIVE, INC.

  The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated December 24, 1997, of Shamrock Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of O'Reilly Automotive, Inc., a Missouri corporation, and the related Letter of Transmittal, relating to shares of Common Stock, $.01 par value per share (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), of Hi-Lo Automotive, Inc., a Delaware corporation.

  This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in such Offer to Purchase and related Letter of Transmittal.

Dated:           , 199

                       NUMBER OF SHARES TO BE TENDERED*

                                         SHARES

  I (we) understand that if I (we) sign this instruction form without indicating a lesser number of Shares in the space above, all Shares held by you for my (our) account will be tendered.

                                   SIGN HERE

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                                 Signature(s)

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                                 Print Name(s)

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                               Print Address(es)

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                       Area Code and Telephone Number(s)

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                      Tax ID or Social Security Number(s)

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   * Unless otherwise indicated, it will be assumed that all Shares held by your firm for my (our) account are to be tendered.

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